SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2011

SIGMA-ALDRICH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-8135	43-1050617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3050 Spruce Street, St. Louis, MO	63103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 771-5765

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Sigma-Aldrich Corporation (the “Company”) is filing this Amendment on Form 8-K/A (the “Amendment”) to the Company’s Current Report on Form 8-K that was originally filed on May 6, 2011 (the “Original 8-K”), for the sole purpose of disclosing the Company’s decision regarding how frequently it will conduct of future shareholder advisory (non-binding) votes on the executive compensation (“Say-on-Pay”).

Except for the foregoing, this Amendment does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K. This Amendment supplements and does not supersede the Original 8-K. Accordingly, this Amendment should be read in conjunction with the Original 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders

At the Company’s Annual Meeting of Shareholders on May 3, 2011, the shareholders cast the highest number of votes for the holding of Say-on-Pay votes on an annual basis. In light of this result and other factors considered by the Board of Directors (the “Board”), on August 9, 2011, the Board determined that the Company will hold annual Say-on-Pay votes until the next advisory vote on the frequency of Say-on-Pay votes occurs. The next non-binding advisory vote regarding the frequency of Say-on-Pay votes is required to be held no later than the Company’s 2017 Annual Meeting of Shareholders, although an earlier vote regarding the frequency of Say-on-Pay votes may be held at the discretion of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2011

SIGMA-ALDRICH CORPORATION

By:	/s/ George L. Miller
George L. Miller
Senior Vice President, General Counsel and Secretary